Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE
This Agreement of Purchase and Sale is made as of the later of the dates on which the parties hereto have executed this Agreement, as set forth next to each party’s signature below (the “Effective Date”), by and between RREEF AMERICA L.L.C., a Delaware limited liability company (“Buyer”), and FLATS AT CARRS HILL, LP, a Florida limited partnership, (“Seller”).
Buyer agrees to purchase, and Seller agrees to sell, the following property (the “Property”): (i) that certain improved real property (the “Real Property”), situated in Athens, Clarke County, Georgia, legally described on Exhibit A attached hereto and made a part hereof, and located at 592 Oconee Street and improved by a 316-bed student housing project (the “Improvements”), together with all rights, privileges, easements and appurtenances thereto, including any and all mineral rights, development rights, air rights, and the like and all right, title and interest of Seller in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining the Real Property; (ii) all right, title and interest of Seller in and to all tangible personal property now or hereafter used in connection with the operation, ownership, maintenance, management or occupancy of the Real Property (the “Personal Property”), including, without limitation, the equipment, machinery, furniture, furnishings and supplies listed on Exhibit B attached hereto and made a part hereof, but excluding the personal property listed on Exhibit B-1 attached hereto and made a part hereof; (iii) all the landlord’s interest in the leases and other occupancy agreements and all amendments and modifications thereto and the benefit of any guaranties thereof for space in the Improvements, including leases which may be made by Seller after the date hereof and before Closing in accordance with provisions hereof (collectively, the “Leases”), and all security deposits and prepaid rent, if any thereunder; and (iv) Seller’s right title and interest in all intangible personal property used in the operation and management of the Property (the “Intangible Property”), including, without limitation, all of the names under which the Real Property is being operated, including those set forth in Schedule 5.1.19, the plans and specifications, all architectural and engineering studies, reports, drawings and prints relating to the Property, telephone numbers, rights to the Property’s website and URLs, all warranties relating to the Real Property or the Personal Property, all Service Contracts (as hereinafter defined) to the extent Buyer agrees to assume the same as provided below, all licenses, permits and other written authorizations necessary for the zoning, land use, operation, ownership, construction and maintenance of the Property, all copyrights, logos, designs, trademarks, service marks, including those set forth on Schedule 5.1.19, and all goodwill associated with the Property, all tenant files and all other files and records related to the management and operation of the Property, and all claims and causes of action arising out of or in connection with the Property (other than claims solely related to Seller’s ownership of the Property including claims for delinquent rent for periods prior to the month in which the Closing occurs, unless otherwise specifically provided below), but excluding all proprietary information of Seller and its managing agent including computer software (but not the data pertaining to the operation of the Property) and related licenses and appraisals.

1.    Consideration.
1.1    The purchase price for the Property shall be TWENTY SEVEN MILLION AND NO/100 DOLLARS ($27,000,000.00) (the “Purchase Price”), payable in full at Closing (as hereinafter defined) plus or minus prorations, by wire transfer of funds.
1.2    In consideration of the Seller’s agreements contained herein, Buyer shall pay Seller the sum of One Hundred Dollars ($100.00) (the “Contract Consideration”) upon the Effective Date. The Contract Consideration shall be non-refundable, regardless of whether Buyer purchases the Property, but shall be a credit against the Purchase Price at Closing.
2.    Deposit. Buyer shall procure a letter of credit, in a form reasonably acceptable to Seller, from a creditworthy bank or other financial institution selected by Buyer (“Buyer’s Letter of Credit”) in the amount of Three Hundred Thousand and No/100 Dollars ($300,000.00) and within three (3) business days after the Effective Date shall deposit Buyer’s Letter of Credit with Chicago Title Insurance Company, 5565 Glenridge Connector, Suite 300, Atlanta, GA 30342, Attention: Andrew McGarry (the “Escrow Agent”), to secure Buyer’s performance hereunder (Buyer’s Letter of Credit and any cash substituted therefor and any interest earned thereon shall hereinafter be referred to as the “Deposit”). The expiry date of Buyer’s Letter of Credit shall not be before _________, and the beneficiary of Buyer’s Letter of Credit shall be the Escrow Agent. Buyer shall within three (3) business days after the date of Buyer’s Review Period Notice deposit Eight Hundred Thousand and No/100 Dollars ($800,000.00) in cash with the Escrow Agent, and upon such deposit, Buyer’s Letter of Credit shall be returned promptly to Buyer. Any cash Deposit shall be held in an interest-bearing investment approved by Buyer. The Deposit, whether it is in the form of one or more letters of credit or cash, or both, shall be held pursuant to Escrow Instructions in the form attached hereto on Schedule 2, which shall be executed by the parties hereto and, upon receipt of the Deposit, the Escrow Agent. At Closing any cash Deposit plus any interest earned thereon shall be applied against the Purchase Price.
3.    Review of Property.
3.1    Within three (3) business days after the Effective Date, Seller shall deliver to Buyer all of the following in Seller’s possession or control relating to the Property: (i) monthly operating statements for the Property for the year to date and for the most recently completed prior year and annual operating statements for two (2) years prior to the current year (such statements shall include, in addition to current income and expense items, itemization of all capital expenditures made during the respective periods, tenant payment records and delinquent accounts); (ii) the current year’s operating and capital budget with a comparison to actuals; (iii) a current rent roll (the “Rent Roll”) used by Seller in the management and operation of the Property and listing every tenant of the Property; (iv) a schedule of any employees employed by Seller in the operation of the Property, setting forth the names, salaries or other compensation, and other pertinent information concerning such employees, including the terms of all contracts and collective bargaining agreements with them; (v) a list showing all litigation instituted by or pending against Seller or the Property; (vi) any ground lease, notes, deeds of trust, security deeds or other mortgage documents to which Buyer will be taking subject; (vii) any notice of any statute or code or insurance violation pertaining to the Property received by Seller or Seller’s property manager in the previous five (5) years and any documents pertaining to the resolution thereof; (viii) building permits and certificates of occupancy and (ix) evidence of zoning of the Property (including zoning reports obtained by Seller).
3.2    Within three (3) business days after the Effective Date, Seller shall deliver to Buyer copies of all documents in Seller’s possession or control relating to the Property, including, but not limited to: (i) surveys; (ii) real and personal property tax bills for the previous three (3) years; (iii) mechanical, electrical and structural plans and specifications, including as-builts; (iv) the Leases (including any guaranties thereof), (v) tenant files, including correspondence, which shall be made available to Buyer at Seller’s offices, (vi) insurance certificates of Seller; (vii) warranties; (viii) Service Contracts; (ix) management, leasing and commission agreements; (x) reports of an engineer’s inspection of the structural aspects and mechanical systems of the Improvements; (xi) soils and geotechnical reports; (xii) reports, studies, assessments, test results or other documents relating to the environmental condition of the Property; and (xiii) audits, inspections or reports determining compliance (or non-compliance) with Laws, including the Americans with Disabilities Act.
3.3    Seller shall provide Buyer and its Agents (as hereinafter defined) with access to the Property to inspect and test each and every part thereof to determine its present condition. Without limiting the foregoing, prior to any entry, Buyer shall give Seller notice thereof, including in the case of on-site testing the identity of the company or persons who will perform such testing and the proposed scope of the testing, and Buyer shall deliver to Seller a certificate of insurance evidencing general liability insurance coverage of not less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) in the aggregate. Seller shall approve or disapprove the scope and methodology of such proposed testing within three (3) business days after receipt of such notice, such approval not to be unreasonably withheld; Seller’s failure to notify Buyer of its disapproval shall be deemed to be Seller’s approval thereof. Buyer shall maintain and shall assure that its contractors maintain, public liability and property damage insurance in amounts and in form and substance adequate to insure against all liability of Buyer, and its agents, employees or contractors (collectively in the case of Buyer, “Agents”) arising out of any entry or inspections of the Property pursuant to the provisions hereof, and upon request by Seller Buyer shall provide Seller with evidence of such insurance coverage. Buyer shall indemnify, defend and hold Seller harmless from and against any costs damage, liability, loss, expense, lien or claim (including, without limitation, reasonable attorney’s fees) proximately caused by any entry on the Property by Buyer and its Agents in the course of performing the inspections, testing or inquiries provided for in this Agreement, including without limitation, damage to the Property, bodily injury or release of Hazardous Material (as hereinafter defined) onto the Property, but excluding any costs incurred by Seller in supervising Buyer’s testing. The foregoing indemnity shall survive the Closing, or if the sale is not consummated, the termination of this Agreement.
3.4    Buyer shall have until 5:00 p.m. Eastern time on thirtieth (30th) day following the Effective Date (the “Review Period”) to determine in its sole discretion whether the Property supports the proposed purchase price. If Buyer shall conclude that such is the case, Buyer shall so notify Seller (the “Review Period Notice”) prior to the expiration of the Review Period. If Buyer fails to give the Review Period Notice within the Review Period, then this Agreement shall be deemed terminated upon the expiration of the Review Period, in which event this Agreement will terminate without liability on the part of Seller or Buyer, other than Buyer’s indemnity contained in Section 3.3 hereof, and the Deposit shall be returned to Buyer as provided in the Escrow Instructions. In the event Buyer timely delivers the Review Period Notice, Buyer will be deemed to have elected to proceed with the transaction upon the terms and conditions contained in this Agreement, and this Section 3.4 shall have no further force and effect. The Review Period Notice shall contain reference to those Service Contracts that Seller shall be obligated to terminate as of the Closing at Seller’s sole cost and expense.
4.    Title. Promptly after Buyer’s receipt of Seller’s existing title insurance policies for the Property, Buyer shall order a title commitment on the Property from Escrow Agent (the “Title Insurer”) and a survey. Buyer shall have until the end of the Review Period in which to notify Seller in writing of any objection Buyer may have to any exceptions reported in the title commitment or matters of survey. Other than Curable Title Exceptions (as hereinafter defined) which Seller hereby obligates itself to remove at its sole cost and expense and in a manner reasonably satisfactory to Title Insurer, Seller may either cure any title or survey defect so objected to by Buyer in a manner reasonably satisfactory to Buyer or promptly notify Buyer that it is unable or unwilling (in its sole discretion) to cure such defects. Except in the case of Curable Title Exceptions, Buyer, within three (3) business days of receipt of such notice, shall, as its exclusive remedy, elect by written notice to Seller one of the following: (i) waive such title and survey objections and proceed to Closing, (ii) terminate this Agreement, in which event the Deposit shall be returned to Buyer, or (iii) cure the same, at its sole cost and expense. Failure to send a written notice to Seller within such three (3) business day period exercising such election shall be deemed an election to terminate this Agreement. If the objected to exceptions which Seller is unable or unwilling to remove relate to any (i) financing liens, mechanics’ and materialmen’s liens caused by Seller, (ii) tax liens relating to the Property, (iii) liens or other title exceptions resulting solely from acts of Seller occurring on or after the Effective Date or (iv) other liens or encumbrances which secure other monetary obligations which in the aggregate do not exceed $200,000 (collectively, “Curable Title Exceptions”), Buyer may discharge the same at Closing and deduct the cost to do so from the Purchase Price and Seller shall cooperate with Buyer in doing so. All title exceptions and survey matters not objected to pursuant to this Section and those which Seller cannot or is unwilling to remove (other than Curable Title Exceptions) and to which Buyer agrees to take subject shall be deemed permitted exceptions. Buyer shall not have the right to object to title or to terminate this Agreement by reason of any title exceptions which are caused by Buyer or its Agents. Buyer shall also have the right to update the effective date of the title commitment prior to Closing, and object to any new title matters reflected in the updated title commitment, in accordance with this Section.
5.    Representations and Warranties of Seller.
5.1    Seller hereby warrants and represents to Buyer as follows:
5.1.1    Seller owns fee simple title to the Real Property.
5.1.2    The documents delivered to Buyer pursuant to Sections 3.1 and 3.2 are true, correct and complete copies of those in Seller’s or Seller’s property manager’s possession. All equipment leases and contracts for services relating to the Property (including, without limitation, any management, leasing, service or maintenance agreements) (collectively, “Service Contracts”)

are listed on Schedule 5.1.2. All Service Contracts are terminable without penalty on no more than thirty (30) days’, except as set forth on Schedule 5.1.2. notice and Seller has delivered copies of all Service Contracts as part of its deliveries pursuant to Section 3.2. All Leases, Service Contracts and other agreements delivered to Buyer are in full force and effect, without default by any party and without any right of set‑off, except as disclosed in writing at the time of such delivery.
5.1.3    The Rent Roll is a true, correct and complete list of (x) all of the Leases, all of which are in full force and effect, (y) the names of all of the tenants (or other persons possessing contractual rights to occupy a portion of the Property or the permitted assignees or subtenants under the Leases) and (z) their rental and any other monetary obligations thereunder; and, except as set forth on the Rent Roll or in the Leases, (i) all rental and other payments due under such Leases as of the date of the Rent Roll have been paid in full, (ii) Seller and, to the best of Seller’s knowledge, the tenants under the Leases, are not in default under the Leases, and Seller has fully complied with the terms and conditions of all the Leases, and (iii) no rents or other payments have been collected more than one year in advance and no rents or other deposits are held by Seller, except security deposits described on the Rent Roll or prepaid rent for the current month, and (vii) there are no commissions or other fees payable brokers, agents or other third parties with regard to any of the Leases or with regard to any renewals, extensions or expansions (whether due to options previously or hereafter exercised or separately negotiated).
5.1.4    [Intentionally Omitted]
5.1.5    Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, as the case may be, which remains pending, (iv) suffered the attachment or other judicial seizure of all, or substantially all of Seller’s assets, as the case may be, which remains pending, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.
5.1.6    There are no special assessments, special tax districts or outstanding obligations (contingent or otherwise) to governmental entities (collective “Assessments”) with respect to the Property or any part thereof, nor are there any pending condemnation actions, nor has Seller any knowledge of any Assessments or condemnation actions being contemplated; the Property is separately assessed for real estate tax purposes and not combined with any other property for such purposes.
5.1.7     To the best of Seller’s knowledge, Seller is not in default under any easements or other recorded restrictive covenant affecting the Property. There are no off-site signs advertising the Property.
5.1.8    [Intentionally Omitted]
5.1.9    This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms, and the execution and delivery thereof does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject; and that all the documents to be delivered by Seller to Buyer at Closing will, at Closing , be duly authorized, executed and delivered by Seller, will be the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms and will be sufficient to convey good and marketable title to Buyer, and the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or the Property is subject.
Seller and, to Seller’s knowledge, each person or entity owning an interest in Seller is (a) (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “Lists”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), and (c) no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly).

The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Seller is prohibited by law or Seller is in violation of law.

5.1.10    There are no employees of the Property or Seller who will be required to become employees of Buyer as a result of the sale of the Property to Buyer or for which Buyer shall be responsible in any way.
5.1.11    Seller knows of no facts nor has Seller misrepresented any fact which would prevent Buyer from using and operating the Property after Closing in the manner in which the Property is currently being used and operated.
5.1.12    Seller has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement other than any party to be paid a commission pursuant to Section 6.12.
5.1.13    Except for the pending tenant collection and eviction actions described on Schedule 5.1.13 attached hereto, there is no pending action, suit or proceeding against or affecting the Property or relating to or arising out of the ownership, management or operation of the Property in any court or before or by any federal, state, or municipal department, commission, board, bureau or agency or other governmental instrumentality nor has Seller or its property manager received any written notice threatening any such action, suit or proceeding against the Seller or the Property.
5.1.14    Seller has granted no options, rights of first offer or rights of first refusal to acquire any interest in the Property to any party.

5.1.15    Seller has no knowledge of, and has not received any written notice from, any party alleging that the Property or its current uses are in violation of any zoning, building, health, traffic, flood control or all other applicable rules, regulations, codes, ordinances, or statutes of any local, state or federal authority or any other governmental authority (collectively, the “Laws”) asserting jurisdiction over the Property, which violations, if any, have not heretofore been corrected in all material respects.
5.1.16    The Property is not part of a development that is subject to restrictive covenants (“CCRs”) and governed by a declarant or owner’s association.
5.1.17    To Seller’s knowledge neither the Property, including, without limitation, soil and groundwater conditions, is in violation of any Law relating to industrial hygiene, environmental conditions, hazardous waste or toxic materials. Neither Seller nor, to Seller’s knowledge, any third party has used, manufactured, stored or disposed of, on, under or about the Property or transported to or from the Property, any flammable explosives, petroleum or petroleum by-products, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, radioactive materials or wastes, hazardous materials or wastes, toxic materials or wastes, asbestos, asbestos-containing materials, PCBs, or other similar materials or wastes (collectively “Hazardous Materials”). To Seller’s knowledge no underground storage tanks exist on or have been removed from the Property, and the Property has never been used as a dump or landfill site.
    5.1.18    Neither Seller nor (in the case Seller is a disregarded entity) Seller’s non-disregarded entity is a foreign person within the meaning of Section 1445(f)(3) of the Code. The sale of the Property by Seller is not subject to any federal, state or local withholding obligation of Buyer under the existing tax law applicable to Seller or the Property.
5.1.19    Seller has not conducted business related to the Property under any name other than those set forth on Schedule 5.1.19, and the only trademarks that Seller is using in the conduct of its business at the Property are those set forth on Schedule 5.1.19. Seller has not received any written notice that it or the Property has infringed, or may be infringing, on any name referred to in this Section or any trademark referred to in Schedule 5.1.19, and to the knowledge of Seller, there is no third party using any such names or trademarks such that (i) such third party would have a legitimate claim that Seller is infringing upon the same or (ii) that Seller would have a claim that such third party is infringing upon such names or trademarks.
5.2    Buyer hereby represents and warrants to Seller as follows which representations are deemed to be remade by Buyer at Closing and shall survive the Closing:
5.2.1    Buyer has not dealt with any broker or finder in connection with the transaction contemplated by this Agreement other than any party to be paid a commission pursuant to Section 6.12.
5.2.2    This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid, and binding obligation of Buyer enforceable against Buyer in accordance with its terms, and the execution and delivery thereof does not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject; and that all the documents to be delivered by Buyer to Seller at Closing will, at Closing , be duly authorized, executed and delivered by Buyer and will be the legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms, and the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Buyer is a party or to which Buyer is subject.
5.3    Each of the representations and warranties of Seller contained in Section 5.1: (i) is made as of the Effective Date; (ii) will be deemed to be remade by Seller and be true in all material respects, as of Closing; and (iii) will survive for a period of one year after the Closing (the “Survival Period”), except that the representations and warranties contained in Sections 5.1.5, 5.1.9 and 5.1.12 shall survive Closing without any limitation. Any claim that Buyer may have at any time against Seller for a breach of any such representation or warranty (other than those contained in Sections 5.1.5, 5.1.9 and 5.1.12), whether known or unknown, which is not asserted by written notice from Buyer to Seller within such one year period will not be valid or effective, and Seller will have no liability with respect thereto. The continued accuracy of the aforesaid representations and warranties is a condition precedent to Buyer’s obligation to close. In the event that on or prior to Closing Seller becomes aware that any of such representations and warranties are not correct, Seller shall notify Buyer of such inaccuracy within five (5) business days of obtaining such knowledge (but, in any event, prior to Closing). In the event that on or prior to Closing, Buyer obtains actual knowledge that any of Seller’s representations and warranties are untrue, inaccurate or incorrect, Buyer shall give Seller written notice thereof within five (5) business days of Buyer obtaining such knowledge (but, in any event, prior to Closing). In either such event, Seller shall have the right to cure such misrepresentation or breach and shall be entitled to a reasonable adjournment of the Closing (not to exceed fifteen (15) calendar days) to attempt such cure. If any of Seller’s representations and warranties is not correct at the time the same is made or as of Closing, and on or prior to the Closing Buyer has actual knowledge of such inaccuracy and Seller either does not elect to or is unable to cure such misrepresentation or breach after the cure period set forth above, Buyer may either (a) if such misrepresentation or breach pertains to those representations and warranties contained in Sections 5.1.5 or 5.1.9, terminate this Agreement, in which case the Deposit will be returned to Buyer, and Buyer may pursue its remedies under this Agreement if a representation or warranty of Seller was breached, or (b) if such misrepresentation or breach pertains to any other Seller’s representations or warranties and Buyer’s aggregate damages resulting from such untruth, inaccuracy or incorrectness are reasonably estimated by Buyer to exceed Ten Thousand and No/100 Dollars ($10,000.00), terminate this Agreement, in which case the Deposit will be returned to Buyer, and Buyer may pursue its remedies under this Agreement if a representation or warranty of Seller was breached, or (c) waive such matter, including the right to make any claim against Seller post-Closing and proceed to Closing.
6.    Closing.
6.1    The purchase and sale contemplated herein shall close (the “Closing”) at the office of the Escrow Agent on the tenth (10th) day after the Review Period Date (the “Closing Date”). Notwithstanding the foregoing or anything contained herein to the contrary, Buyer shall have the right to accelerate the Closing Date to a date as early as September 30, 2015, by delivery of written notice to Seller at least two (2) days prior to the accelerated Closing Date. The Closing shall occur by delivery of the documents set forth in Section 6.4 and payment of the Purchase Price to Seller. The sale shall be closed through escrow with the Escrow Agent in accordance with the general provisions of the usual form of escrow agreement used in similar transactions by such holder with special provisions inserted (i) as may be required to conform with this Agreement and (ii) to close on a so-called “New York Style” basis. Seller agrees to execute a “gap indemnity” in favor of the Title Insurer if the same is required to close on a “New York Style” basis.
6.2    Buyer reserves the right to take title to the Property in the name of a nominee or assignee, or in the name of one or more of the institutional investors for which Buyer or one of its affiliates is then acting as investment manager (a “Separate Account”) or a nominee or assignee of a Separate Account. In the event the rights and obligations of Buyer hereunder shall be assigned by Buyer to a Separate Account, upon Closing, the assignor shall be released from any obligation or liability hereunder, other than its indemnity contained in Section 3.3, and such Separate Account shall be substituted as Buyer hereunder, shall be entitled to the benefit of and may enforce Seller’s covenants, representations and warranties hereunder as if such Separate Account were the original Buyer hereunder (including the right to terminate this Agreement pursuant to Section 3.4, if then applicable), and shall assume all obligations and liabilities of Buyer hereunder, subject to any limitations of such liabilities and obligations hereunder or provided by law. Upon notification to Seller of any such assignment, Seller’s representations and warranties hereunder shall be deemed remade to the Separate Account as of the date of such assignment.
6.3    Taxes, rental and other income, and operating or other expenses of the Property shall be prorated as of 12:01 a.m. on the day of Closing, with Buyer receiving all income and responsible for all expenses commencing as of such time. At least five (5) days prior to the Closing Date Seller shall supply Buyer with the necessary information to compute or estimate the prorations, including such supporting evidence as Buyer reasonably requests.
6.3.1    All general real estate taxes and assessments (“Taxes”) which constitute a lien or charge on the Property for the tax period in which the Closing Date occurs but are not due and payable as of the Closing Date shall be prorated at Closing (i.e., all Taxes payable with respect to any calendar years prior to the calendar year in which the Closing Date occurs shall be paid by Seller and all real property taxes and assessment payable with respect to the calendar year in which the Closing Date occurs shall be pro-rated based upon the number of days each that Seller and Buyer will own the Property in the calendar year in which the Closing Date occurs). All Taxes for periods prior to the tax period in which the Closing Date occurs shall be paid by Seller on or before Closing or if not yet due, Buyer shall receive a credit therefor. If Closing occurs prior to the receipt by Seller of the tax bill for the Property for the applicable tax period, credit for Taxes shall be based upon the estimated Taxes calculated based upon the most recent ascertainable assessed valuation and tax rates, but not less than the Taxes for the previous period with an adjustment to be made between the parties as provided in Section 6.3.6. In the case of Assessments for which a lien has been imposed on the Real Property as of the Effective Date, Seller shall be responsible for all installments, whether currently due or due subsequent to Closing. If Buyer elects to consummate the transaction pursuant to Section 6.3, all Assessments for which a lien on the Real Property are first imposed after the Effective Date shall be borne by Buyer.

6.3.2    Rental (including base rent and all additional rents) and other income, including percentage rents, shall be prorated based solely upon collected amounts. Any uncollected rent and other income shall be prorated when received, and the receiving party shall pay the amount due the other party promptly upon receipt less in the case of delinquent amounts collected by Buyer any reasonable costs of collection (including, but not limited to, attorneys’ fees). All amounts received shall be first applied to current charges, and the balance shall be applied to make up delinquencies in the reverse order of maturity. Seller shall give Buyer a credit for all tenant cash deposits (for security, pet deposits etc.) held pursuant to the Leases and all interest thereon payable to tenants, if any, which has accrued up to Closing. This provision shall survive the Closing.
6.3.3    As to delinquent rent and other items, Buyer will bill and attempt to collect such amounts in the ordinary course of business but shall not be obligated to expend any money, engage a collection agency or take legal action to collect any such amounts. Seller shall have the right to seek collection of delinquent amounts due Seller, including the right to sue for amounts due, only as to those former tenants whose leases have terminated. This provision shall survive the Closing.
6.3.4    Seller and Buyer shall endeavor to obtain meter readings and account changeovers for the Property on the day before the Closing Date, and if such readings and changeovers are obtained, there shall be no proration of such items. In such event Seller shall pay the bills for the period to and including the day before the Closing Date and Buyer shall pay the bills for day of Closing and thereafter. If meter readings cannot be obtained prior to the Closing Date, utility charges shall be prorated based upon historical utility charges for such month adjusted for current rates and levels of occupancy. Athens-Clarke County Stormwater Management Fees shall be prorated as of the date of Closing.
6.3.5    Any fees and charges pursuant to any Service Contracts relating to the Property which Buyer does not assume at Closing shall be paid by Seller prior to Closing. Fees and charges for Service Contracts which Buyer is assuming shall be prorated.
6.3.6    In the event that final calculations cannot be made for any expense item, including Taxes, and any income item prior to Closing, Buyer and Seller shall estimate the proration at Closing and shall reprorate such items as soon as adequate information is available. Payments in connection with the final adjustments shall be made by Seller or Buyer, as the case may be, within ten (10) days after notice. This Section 6.3.6 shall survive Closing for one year after Closing.
6.3.7    Reserved.
6.3.8    Reserved.
6.3.9    At the Closing, Seller and Buyer shall pay their own respective costs incurred with respect to the consummation of the purchase and sale of the Property as contemplated herein, including, without limitation, attorneys’ fees. Notwithstanding the foregoing, it is expressly agreed that Seller shall pay any and all transfer and/or documentary stamp taxes incident to the conveyance of title to the Property to Buyer. Buyer shall pay the cost of the title examination and owner’s title insurance policy premium, including any endorsements that Buyer requires, the survey, recording the deed, any mortgage recording tax and all other taxes, costs, fees or expenses relating to Buyer’s financing of the Property and Buyer’s investigation of the Property.
6.3.10    [Intentionally Omitted]
6.3.11    [Intentionally Omitted]
6.3.12    In addition, as part of Seller’s obligation to maintain the Property all apartment units which are vacant on the date which is five (5) calendar days prior to the Closing Date shall have been, at Seller’s sole cost and expense, made ready for immediate new tenant occupancy, including, but not limited to, completion of Seller’s standard decorating package with the replacement of carpeting and appliances where in the normal course of Seller’s operation of the Property prior to the date hereof such carpeting and appliances would have otherwise been replaced prior to a new tenant taking occupancy. For all apartment units that are vacant or are occupied without being subject to a lease (e.g. holdover tenant that refuses to vacate) on the Closing Date which are not made ready for immediate new tenant occupancy, Buyer shall receive a credit against the Purchase Price in an amount equal to Five Hundred and No/100 Dollars ($500.00) per such unit. In addition, Buyer shall receive a credit against the Purchase Price for each appliance, including, without limitation, each refrigerator, range, dishwasher, disposal, washer and dryer (provided such unit currently has a washer and dryer) (each an “Appliance Credit”). The Appliance Credit for each missing appliance shall be in an amount equal to the purchase price then being paid by Seller for a new appliance most recently purchased by Seller within the period that is six (6) months prior to the Closing Date.
6.4    Closing Deliveries.
6.4.1    Possession of the Property, subject to the rights of tenants under the Leases, shall be delivered to the Buyer on the date of Closing and Seller shall thereupon deliver or make available to Buyer the originals, if in Seller’s possession or in the possession of Seller’s property manager or leasing agent, of all the Leases (including originals of the guaranties thereof), Service Contracts and other documents delivered under Section 3.2, all correspondence with tenants and any tenant ledger cards, supplies and advertising materials, booklets, keys, and other items used in connection with the management and operation of the Property.
6.4.2    At or before the Closing, Seller shall deliver to the Title Insurer (for delivery to Buyer upon Closing) the following (other than the materials described in Section 6.4.2.13, which shall be delivered directly to Buyer by Seller substantially concurrent with the Closing):
6.4.2.1        Limited Warranty Deed (the “Deed”), in the form of Schedule 6.4.2.1;
6.4.2.2        an affidavit in customary form that Seller is not a foreign person within the meaning of Section 1445(e) of the Code, in the form of Schedule 6.4.2.2;
6.4.2.3        [Intentionally Omitted];

6.4.2.4        such affidavits as are customarily required by Title Insurer in connection with issuance of the owner’s extended coverage title insurance policy, including a mechanics’ lien and judgment affidavit;
6.4.2.5        an assignment of the Leases in the form of Schedule 6.4.2.5 (“Lease Assignment”);
6.4.2.6        an assignment of Intangible Property, including Service Contracts (to the extent not terminated as provided in Section 3.4) in the form of Schedule 6.4.2.6 (“Intangibles Assignment”);
6.4.2.7        letters, in form to be supplied by Buyer, to the tenants at the Property, instructing the tenants to pay rent to Buyer and to recognize Buyer as landlord under the Leases and providing the information regarding security deposits as required by O.C.G.A. 44-7-30 et al.;
6.4.2.8        letters, in form to be supplied by Buyer, to the vendors under the Service Contracts, instructing such vendors to recognize Buyer as the owner under the Service Contracts;
6.4.2.9        a bill of sale in the form of Schedule 6.4.2.9 conveying the Personal Property of Seller listed on Exhibit B;
6.4.2.10    a Rent Roll, certified as of the Closing Date, in the form previously delivered to Buyer;
6.4.2.11    a “bring down certificate” stating that Seller’s representations and warranties are true and correct as of the Closing Date, in the form of Schedule 6.4.2.11;
6.4.2.12    [Intentionally Omitted];
6.4.2.13    such resolutions, authorizations, bylaws or other corporate, limited liability company and/or partnership documents relating to Seller as shall be reasonably required by the Title Insurer;
6.4.2.14    keys to all locks located in or about any portion of the Property and all personal properly described in the Bill of Sale to the extent in Seller’s possession or reasonable control;
6.4.2.15    any document necessary to remove any broker’s lien in connection with this transaction, including, but not limited to a Broker’s Lien Waiver signed by brokers relating to the leasing, management and sale of the Property and a Seller’s Affidavit Regarding Brokers in the forms of Schedule 6.4.2.15;
6.4.2.16    any transfer document or inspection or other certificate required by any applicable Law in connection with this transaction;

6.4.2.17    a waiver of any tax withholding which may be imposed upon Buyer due to Seller’s obligation to pay taxes;
6.4.2.18    [Intentionally Omitted];
6.4.2.19    all warranty transfer request forms related to warranties for the roof, equipment and other items. Seller agrees to use good faith efforts to assist Buyer in completing the warranty transfers after Closing;
6.4.2.20    all other documents, instruments or writings which may be reasonably required by the Title Insurer to consummate the transactions contemplated herein, including any reasonable closing documents requested by Title Insurer (provided that in no event shall any such document increase the liability of Seller);
6.4.2.21    an Affidavit of Seller’s Gain in the form attached hereto as Schedule 6.4.2.21 or other affidavit to comply with O.C.G.A. §48-7-128;
6.4.2.22    Pursuant to Section 6.2 above, a Separate Account of Buyer may include a publicly registered real estate investment trust, and therefore Seller further agrees to make its books and records relating to the Property available for inspection and audit by Buyer or its agents and to execute and deliver (at the time of completion of the audit) the audit letter in favor of Buyer’s auditors in the form attached hereto as Schedule 6.4.2.22 and made a part hereof (the covenants of Seller described by this sentence shall survive the Closing). Buyer may also review and make copies of any of Seller’s files, books and records relating to the Property. Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no out of pocket cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer or any affiliate of Buyer, if requested by such auditor, historical financial statements for the Property (for the past three (3) years) (with the names of parties having an equity interest in Seller redacted), including (without limitation) income and balance sheet data for the Property, whether required before or after Closing, to the extent in Seller’s possession or control. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the U.S. Securities and Exchange Commission (“SEC”) or other governmental authority. Seller shall maintain its records for use under this Section 6.4.2.22 for a period of not less than one (1) year after the Closing. This Section shall expressly survive Closing. The purpose of the audit to be performed by Buyer pursuant to this Section 6.4.2.22 is informational and shall not result in a reduction of the Purchase Price.
6.5    At or before the Closing, Buyer shall deliver to Title Company (for delivery to Seller upon Closing) the following:

6.5.1    good federal funds in an amount equal to the Purchase Price less the Deposit (if cash) and interest, if any, thereon, plus or minus prorations as provided herein and plus funds sufficient to pay Buyer’s closing costs hereunder;
6.5.2    such affidavits as are customarily required by Title Insurer in connection with issuance of the owner’s title insurance policy;
6.5.3    counterpart of the Lease Assignment;
6.5.4    counterpart of the Intangibles Assignment;
6.5.5    such resolutions, authorizations, bylaws or other corporate, limited liability company and/or partnership documents or agreements relating to Buyer as shall be required by Title Company;
6.5.6    all other documents, instruments or writings which may be reasonably required by the Title Insurer to consummate the transactions contemplated herein, including any reasonable closing documents requested by Title Insurer (provided that in no event shall any such document increase the liability of Buyer).
6.6    At the Closing, Seller and Buyer will execute and deliver to the Title Insurer the following documents in proper form:
6.6.1    Closing Statement; and
6.6.2    City, county and state transfer tax declarations or similar instruments, if any.
6.7    Seller and Buyer hereby designate Title Company as the “Reporting Person” for the transaction pursuant to Section 6045(e) of the Code and agree to execute such documentation as is reasonably necessary to effectuate such designation.
6.8    Reserved.
6.9    Buyer’s obligation to proceed to Closing shall be conditioned upon Seller’s performance of the following additional obligations, provided that Buyer may in its sole discretion elect to waive failure by Seller to perform any particular obligation. In the event any of the following additional conditions are not satisfied as of the Closing Date, Buyer shall have the right to terminate this Agreement, in which case the Deposit will be returned to Buyer.
6.9.1    The Occupancy Level (as defined in Section 6.10.1 below) shall be at least 97% at Closing.
6.9.2    Seller shall deliver to Buyer satisfactory evidence that at Closing there will be no outstanding contracts made by Seller for any improvements to the Property or leasing commissions which have not been fully paid for and that Seller has caused, or shall at Closing cause, to be discharged all mechanics’, materialmen’s and service provider’s liens, arising from any labor or materials or services, including brokerage, furnished prior to Closing.

6.9.3    [Intentionally Omitted]
6.9.4    The physical condition of the Property shall be substantially the same on the Closing Date as on the date of Buyer’s execution of this Agreement, reasonable wear and tear and loss by casualty excepted (subject to the provisions of Section 8.2).
6.9.5    Title Insurer shall be irrevocably and unconditionally committed to issue to Buyer the title policy in the form approved or deemed approved by Buyer pursuant to Section 4.
6.9.6    Subject to Section 5.3, all of Seller’s representations and warranties contained herein shall be true and correct on the Closing Date.
6.9.7    There has been no material and adverse change to the Rent Roll between the Effective Date and the Closing Date.
6.10    Between the Effective Date and the Closing, Seller shall:
6.10.1    operate the Property in the same manner as before the making of this Agreement, the same as though Seller were retaining the Property; including all commercially reasonable efforts to maintain the occupancy (defined as physically occupied units with non-delinquent rent paying tenants) level of the Property (the “Occupancy Level”) to at least 97%;
6.10.2    keep and perform all of the obligations to be performed by it as landlord under any Lease or Laws;
6.10.3    not permit or consent to any new loans affecting the Property;
6.10.4    not without first obtaining the written consent of Buyer enter into any other contracts (unless such contracts may be terminated at or prior to Closing at no cost to Buyer) or, where the consent of Seller is required, permit any tenants to enter into any contracts pertaining to the Property;
6.10.5    maintain the Property and Personal Property in condition at least as good as at the time of Buyer’s inspection under Section 3.3 above;
6.10.6    not deplete the supplies of the Property other than in the normal course;
6.10.7    not apply any security deposit against delinquent rent except in the normal course of business;
6.10.8    promptly notify Buyer of any condemnation, environmental, zoning or other land use regulation proceedings, any notices of violations of any Laws and any litigation that arises out of the ownership of the Property, in each case to the extent Seller obtains knowledge thereof;

6.10.9    maintain or cause to be maintained, at Seller’s sole cost and expense, all polices of insurance currently in effect with respect to the Property (or comparable replacements thereof);
6.10.10    deliver to Buyer copies of all operating statements prepared in the ordinary course of business within fifteen (15) days after Seller’s preparation thereof relating to periods prior to Closing, even if prepared after Closing;
6.10.11    deliver to Buyer copies of any bills for Taxes and personal property taxes and copies of any notices pertaining to real estate taxes, Assessments or other matters of material importance to the Property that are received by Seller after the Effective Date, even if received after Closing;
6.10.12    not create any new encumbrance or lien affecting the Property; and
6.10.13    complete and deliver to Buyer within three (3) business days after the Effective Date the “Know Your Customer” form attached hereto as Schedule 6.10.13.
6.11    Seller shall not, after the Effective Date, enter into any new Leases or any amendment of existing Leases, or permit any tenant to enter into any sublease, assignment or other agreement (where the consent of Seller is required under the applicable Lease), or waive any material rights of landlord under any Lease, without in each case obtaining Buyer’s prior written consent thereto, which consent in the case of any new Lease shall include approval of the financial condition of the proposed tenant and the terms of such Lease (including, without limitation, the rent and any concessions provided under such proposed Lease), which consent shall not be unreasonably withheld or conditioned. Notwithstanding the foregoing, Buyer’s consent shall not be required for any new Leases or amendments to existing Leases that are on Seller’s standard form lease; provided, however, Seller shall deliver copies of any such permitted Lease within one (1) business day after execution thereof by tenant. Notwithstanding anything to the contrary provided in this Section 6.11, if Buyer fails to disapprove in writing any such new Lease or other action requiring Buyer’s consent under this Section 6.11 within two (2) business days after Buyer’s receipt of such request and information, Buyer shall be deemed to have approved such new Lease or other action. If Buyer disapproves of such new Lease or other action, Buyer shall provide Seller, along with such written notice of disapproval, the reasons for Buyer’s disapproval.
6.12    Seller and Buyer each warrant and represent to the other that it has not had any contact or dealings regarding the Property, or any communication in connection with the subject matter of this transaction, through any real estate broker or other person who can claim a right to a commission or finder’s fee in connection with the sale contemplated herein except for Colliers International, whose commission and fees shall be paid by Seller. In the event that any other broker or finder makes a claim for a commission or finder’s fee based upon any contact, dealings or communication, the party whose conduct is the basis for the broker or finder making its claim shall indemnify, defend and hold harmless other party against and from any commission, fee, liability, damage, cost and expense, including without limitation, attorneys’ fees, arising out of or resulting from any such claim. The provisions of this Section 6.12 shall survive the Closing, or in the event that the Closing does not occur, the termination of this Agreement.

7.    Default.
7.1    If any action is brought by either party against the other party, the prevailing party shall be entitled to recover court costs incurred and reasonable attorneys’ fees and costs.
7.2    The obligations of Buyer contained herein are intended to be binding only on the property of the Buyer and shall not be personally binding upon, nor shall any resort be had to the private properties of any of the members, managers, employees or officers. All documents to be executed by Buyer shall also contain the foregoing exculpation.
7.3    IF SELLER DEFAULTS HEREUNDER, BUYER MAY, AS ITS SOLE AND EXCLUSIVE REMEDY EXCEPT WHERE ANOTHER REMEDY IS SPECIFICALLY PROVIDED TO BUYER UNDER THIS AGREEMENT, (I) TERMINATE THIS AGREEMENT, RECEIVE THE RETURN OF THE DEPOSIT, AND RECEIVE FROM SELLER AN AMOUNT EQUAL TO BUYER’S ACTUAL OUT-OF-POCKET EXPENSES RELATED TO THIS TRANSACTION IN AN AMOUNT NOT TO EXCEED FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00), (II) ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT OR (III) IN THE EVENT SELLER INTENTIONALLY CONVEYS OR ENCUMBERS ANY PART OF THE PROPERTY TO A THIRD PARTY (OTHER THAN PERMITTED LEASES) AND SUCH CONVEYANCE OR ENBUMBRANCE IS NOT REMEDIED BY CLOSING AND SPECIFIC PERFORMANCE IS NOT AVAILABLE AS A RESULT OF SUCH CONVEYANCE OR ENCUMBRANCE, SUE SELLER FOR DAMAGES. IF SAID SALE IS NOT CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF BUYER, THE DEPOSIT SHALL BE PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF SUCH A DEFAULT BY BUYER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THE PARTIES ACKNOWLEDGE THAT THE DEPOSIT HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF SELLER’S DAMAGES AND AS SELLER’S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT OF SUCH A DEFAULT UNDER THIS AGREEMENT SOLELY ON THE PART OF BUYER.
8.    Miscellaneous.
8.1    This Agreement supersedes any and all agreements between the parties hereto regarding the Property which are prior in time to this Agreement and can be amended only in writing.
8.2    If the Improvements are destroyed or materially damaged, or if condemnation proceedings are commenced against the Property, between the Effective Date and the Closing, Buyer may terminate this Agreement and receive the return of the Deposit upon notice to Seller on or before fifteen (15) days after Seller notifies Buyer of such damage or condemnation. If Buyer elects to accept the Property in its then condition, all proceeds of insurance or condemnation awards payable to Seller by reason of such damage or condemnation shall be paid or assigned to Buyer; Seller shall also pay to Buyer the amount of any deductible and/or co‑insurance under any such policy and the estimated amount of loss of rent from existing tenants expected to be suffered by Buyer as a result of such damage. In the event of non‑material damage to the Property, which damage Seller is unwilling to repair prior to Closing, Buyer shall accept the Property in its then condition and in doing so, shall be entitled to a reduction in the Purchase Price to the extent of (i) the cost of repairing such damage, as determined by engineers employed by Buyer as part of its due diligence as provided in Section 3.3, and the (ii) estimated amount of loss of rent from existing tenants expected to be suffered by Buyer as a result of such damage.
8.3     RESERVED
8.4    Time is of the essence of this Agreement.
8.5    Any tender, notice, consent or approval required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, (ii) upon delivery to a private contract carrier that assures same or next day delivery and provides a receipt, (iii) upon receipt, if transmitted by facsimile telecopy or by e-mail in .pdf, with a copy sent on the same day by one of the other permitted methods of delivery, or (iv) upon receipt or refused delivery, if deposited in the United States mail, registered or certified mail, postage prepaid, return receipt requested, and in all cases addressed as follows:

To Buyer:	RREEF America L.L.C. 222 S. Riverside Plaza, 26th Floor Chicago, IL 60606 Attention: Jeffrey S. Anderson Phone No.: (312) 537-9202 Fax No.: (312) 537-9346 E-Mail: jeff.anderson@db.com
with a copy to:	Alston & Bird LLP 1201 W. Peachtree Street Atlanta, GA 30309 Attention: James G. Farris, Jr. Phone No.: (404) 881-7896 Fax No.: (404) 881-7777 E-Mail: jay.farris@alston.com
To Seller:	Flats at Carrs Hill, LP 3030 Hartley Road, Suite 310 Jacksonville, FL 32257 Attention: Will Morgan Phone No.: (904) 288-7810 Fax No.: (904) 260-9031 E-Mail: morgan@vestcor.com with a copy to:
Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
150 West Flagler Street, Suite 2200
Miami, FL 33130
Attention: Terry M. Lovell, Esq.
Phone No.: (305) 789-3308
Fax No.: (305) 789-2631
E-Mail: tlovell@stearnsweaver.com

or such other addresses as either party may from time to time specify in writing to the other. Any notice required under this Agreement, may be given in writing by the law firm representing the party giving said notice.
8.6    This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto, provided Seller may not assign its rights or obligations hereunder without the prior written consent of Buyer and Buyer may not assign its rights or obligations hereunder except as provided in Section 6.2.
8.7    The performance and interpretation of this Agreement shall be controlled by the laws of the state in which the Property is located.
8.8    During the term of this Agreement, so long as Buyer is not in default hereunder, Seller shall not make or accept any offers to sell the Property, engage in any discussions or negotiations with any third party with respect to the sale or other disposition of the Property, or enter into any contracts or agreements regarding any disposition of the Property.
8.9    Each party agrees to maintain in confidence, and not to disclose to any third party, the information contained in this Agreement or pertaining to the sale contemplated hereby and the information and data furnished or made available by Seller to Buyer, its Agents and representatives in connection with Buyer’s investigation of the Property and the transactions contemplated by the Agreement; provided, however, that each party, Buyer’s Agents and representatives may disclose such information and data (i) to such party’s accountants, attorneys, prospective lenders, clients, members, partners, consultants and other advisors in connection with the transactions contemplated by this Agreement (collectively “Representatives”) to the extent that such Representatives reasonably need to know (in the respective party’s reasonable discretion) such information and data in order to assist, and perform services on behalf of, such party, (ii) to the extent required by any Law or court order, (iii) in connection with any securities filings, registration statements or similar filings undertaken by Buyer; and (iv) in connection with any litigation that may arise between the parties in connection with the transactions contemplated by this Agreement. Both parties shall consult with each other prior to making any press release intended for general circulation regarding the transactions contemplated hereunder. The provision of this Section 8.9 shall survive the Closing, or in the event that the Closing does not occur, the termination of this Agreement.
8.10    If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a Saturday, Sunday or legal or bank holiday, then such time period shall be automatically extended through the close of business on the next regularly scheduled business day.
8.11    Buyer represents and warrants to Seller that Buyer is a knowledgeable, experienced and sophisticated buyer of real estate.  Buyer acknowledges that, except for the representations and warranties made by Seller in this Agreement and any of the documents executed by Buyer at Closing, Buyer has not relied upon and will not rely upon, either directly or indirectly, any statement or other information of or from Seller or any of its affiliates or any principal, partner, manager, officer, director, trustee, agent, employee or other person acting or purporting to act on behalf of Seller or any of its affiliates.  Buyer acknowledges that it has conducted or will conduct such inspections and investigations as to the condition of the Property and all matters bearing upon the Property and the construction, prospects, operations and results of operations thereof as it deems necessary or appropriate.  Buyer is acquiring the Property “as is” and “where is” and with all faults, defects or other adverse matters, and upon Closing, will accept the Property subject to adverse structural, physical, economic, environmental and other conditions that may then exist whether or not revealed by the inspections and investigations conducted by Buyer or disclosed by Seller, and except for the representations and warranties made by Seller in this Agreement or in any document executed by Seller at Closing, Buyer specifically waives and releases (a) all warranties, express, implied, statutory or otherwise (including warranties of merchantability and warranties of fitness for use or acceptability for the purpose intended by Buyer) with respect to the Property (except for any warranties of title provided in the deed) or its condition or the construction, prospects, operations or results of operations of the Property and (b) all rights, remedies, recourse or other basis for recovery (including any rights, remedies, recourse or basis for recovery based on negligence or strict liability) that Buyer might otherwise have against Seller or any of its affiliates, any person who holds a direct or indirect ownership interest in Seller or any such affiliate and the respective principals, partners, officers, directors, trustees, agents and employees of each such person in respect of the condition of the Property.  Notwithstanding anything herein to the contrary (including the foregoing release), Buyer shall have the right to defend (but Buyer has no right to assert, file or otherwise proceed with a contribution, indemnity or other claim against Seller) government and third-party claims by alleging that Seller (or someone acting on Seller’s behalf), not Buyer, is liable for such claims and Buyer has no obligation to indemnify Seller for governmental or third party claims asserted before or after the Closing as a result of any act or omission taken or failed to be taken by or on Seller’s behalf prior to the Closing. Buyer acknowledges and agrees that the disclaimers, waivers and releases set forth in this Section 8.11 are an integral part of this Agreement and that Seller would not have agreed to complete the transactions contemplated hereby on the terms provided in this Agreement without the disclaimers, waivers and releases set forth in this Section 8.11.  This Section 8.11 shall survive Closing.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth below.

Dated: September 24, 2015	BUYER: RREEF AMERICA L.L.C., a Delaware limited liability company By /s/ Jeff Anderson Name: Jeff Anderson Title: Vice President

[Signatures Continue on Following Page]

Dated: September 24, 2015
SELLER:
FLATS AT CARRS HILL, LP,
a Florida limited partnership

By: Flats at Carrs Hill, LLC, a Florida limited
         liability company, its general partner

         By: JDR Partners, Inc., a Florida
                 corporation, its manager

                 By:        /s/ William L. Morgan
                 Name:      William L. Morgan
                 Title:        Vice President

LIST OF EXHIBITS AND SCHEDULES
EXHIBIT A    LEGAL DESCRIPTION
EXHIBIT B    PERSONAL PROPERTY
EXHIBIT B-1    EXCLUDED PERSONAL PROPERTY

Schedule 2    EARNEST MONEY ESCROW INSTRUCTIONS
Schedule 5.1.2    SERVICE CONTRACTS
Schedule 5.1.13    PENDING COLLECTION AND EVICTION ACTIONS
Schedule 5.1.19    NAMES AND TRADEMARKS
Schedule 6.4.2.1    DEED
Schedule 6.4.2.2    FIRPTA
Schedule 6.4.2.5    ASSIGNMENT OF LEASES
Schedule 6.4.2.6    ASSIGNMENT OF INTANGIBLE PROPERTY
Schedule 6.4.2.9    BILL OF SALE
Schedule 6.4.2.11    REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES
Schedule 6.4.2.15    FORM OF AFFIDAVITS REGARDING BROKERS
Schedule 6.4.2.21    AFFIDAVIT OF SELLER’S GAIN
Schedule 6.4.2.22    FORM OF REPRESENTATION LETTER
Schedule 6.10.13    “KNOW YOUR CUSTOMER” FORM

EXHIBIT A
LEGAL DESCRIPTION

EXHIBIT B
PERSONAL PROPERTY

The Flats at Carrs Hill
Personal Property List

Fitness Equipment
Compactor
Golf Cart
Pressure Washer
Tanning Bed
Office Phone System
Speaker/Video system
Security Cameras / DVR
Volley Ball / Basketball System
Pool Furniture
Trash Cans
Gas Grill
Smoker Grill

Office
- Desks
- Chairs
- Tables
- Computers
- File Cabinets

Accessories/Art/Lamps
- Accessories
- Art/Mirrors
- Lamps

Study
- Lounge Chairs
- Side Table
- Console Tables
- Study Table
- Study Chairs
- Ottoman
- Printer

Billiards Room
- Pub Table
- Billiards Table
- Ping Pong Table
- TV (2)

Stadium Room Tables, Chairs & TV
- Chairs
- Ottomans
- Sofas
- Tables
- TV

Cyber Café
- Chairs
- Ottoman
- Stools
- Tables
- Computers (4)
- Printer
- TV (2)

Elevator Lobby
- Bench

Technology
- Routers, Switches, Access Pts, Etc.

Bar
- Bar Table
- Stools
- TV

Unit Furniture	Qty
Sofa	138
Arm Chair	138
Coffee Table	138
End Table	276
TV Stand and Bracket	138
Dining Table	52
Dining Chairs	208
Bar Stool (no back)	304
Pub Table	86
Pub Table Stools	172
TV	138

Unit Appliances	Qty
Dishwasher	138
Range/Hood with Microwave	138
Refrigerator	138
Washer/Dryer Set	138

Bedroom Furniture	Qty
Desk Chair	316
Desk	316
Night Stand	316
Chest	316
Mattress	316
Metal Bed Frame	316

EXHIBIT B-1
EXCLUDED PERSONAL PROPERTY

Description	Make	Serial #
Laptop	Think Pad	R90FFwF
Tablet	Apple iPad	DYVJ7NFXDFHW

LEGAL02/35842903v8

Schedule 2
EARNEST MONEY ESCROW INSTRUCTIONS
This Agreement (this “Agreement”) is entered into as of this      day of               , 2015 by and between FLATS AT CARRS HILL, LP, a Florida limited partnership (collectively “Seller”), RREEF AMERICA L.L.C. (“Buyer”) and Chicago Title Insurance Company, 5565 Glenridge Connector, Suite 300, Atlanta, GA 30342, Attention: Andrew McGarry (“Escrow Agent”).
RECITALS:
A.WHEREAS, Seller and Buyer have entered into that certain Agreement of Purchase and Sale on or about the date hereof (the “Purchase Contract”), whereby Seller agreed to sell and Buyer agreed to purchase certain real property located in , more particularly described therein (the “Property”);
B.    WHEREAS, the Purchase Contract obligates Buyer to deposit a letter of credit the “Letter of Credit”) in the sum of Three Hundred Thousand and No/100 Dollars ($300,000.00) with the Escrow Agent within three (3) business days after the Effective Date to secure its obligations under the Purchase Contract, the Letter of Credit to be replaced by the Cash Deposit (as hereinafter defined), if the Purchase Contract is not terminated in accordance with Section 3.4 thereof prior to the expiration of the Review Period, (the Letter of Credit and the Cash Deposit, together with any interest earned on the Cash Deposit, shall be referred to herein as the “Deposit”); and
C.    WHEREAS, the parties now desire to set forth the terms and conditions of the Escrow.
NOW THEREFORE, in consideration of Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
AGREEMENTS:
1.    The parties agree that the Cash Deposit will be placed in an interest-bearing escrow account or other interest bearing instrument which Buyer may elect from among those offered by Escrow Agent. Any interest earned on the Deposit shall be deemed to be part of the Deposit. All checks, money orders or drafts will be processed for collection in the normal course of business. Escrow Agent may initially deposit such funds in its custodial or escrow accounts which may result in the funds being commingled with escrow funds of others for a time; however, as soon as the Cash Deposit has been credited as collected funds to Escrow Agent’s account, then Escrow Agent shall immediately deposit the Cash Deposit into an interest bearing account with any reputable trust company, bank, savings bank, savings association, or other financial services entity approved by Seller and Buyer. Deposits held by Escrow Agent shall be subject to the provisions of applicable state statutes governing unclaimed property. Seller and Buyer will execute the appropriate Internal Revenue Service documentation for the giving of

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taxpayer identification information relating to this account. Seller and Buyer do hereby certify that each is aware that the Federal Deposit Insurance Corporation coverages apply to a maximum legally specified maximum amount per depositor. Further, Seller and Buyer understand that Escrow Agent assumes no responsibility for, nor will Seller or Buyer hold same liable for any loss occurring which arises from a situation or event under the Federal Deposit Insurance Corporation coverages.
All interest will accrue to and be reported to the Internal Revenue Service for the account of Buyer, as set forth below:

Name:        RREEF America L.L.C.
Address:    222 S. Riverside Plaza, 26th Floor
Chicago, IL 60606
Attention: Jeffrey S. Anderson
Phone No.: (312) 537-9202
Fax No.: (312) 537-9346

Tax Identification or Social Security No.:    58-2364506

Escrow Agent shall not be responsible for any penalties, or loss of principal or interest, or any delays in the withdrawal of the funds which may be imposed by the depository institution as a result of the making or redeeming of the investment pursuant to Seller and Buyer instructions.
2.    In the event Buyer terminates the Purchase Contract pursuant to Section 3.4 thereof on or before the end of the Review Period, Escrow Agent shall upon the written request of Buyer deliver the Deposit to Buyer and notify Seller of such disbursement (the “Termination Date”). Any request from Buyer received by Escrow Agent to return the Deposit to Buyer on or before the Termination Date shall constitute Buyer’s election to terminate the Purchase Contract pursuant to Section 3.4 of the Purchase Contract. Buyer shall send a copy of any such request to Seller simultaneously with delivery of such request to Escrow Agent. If the Purchase Contract is not terminated by Buyer pursuant to Section 3.4 of the Purchase Contract, and Buyer replaces the Letter of Credit with cash in the amount of $800,000.00 (the “Cash Deposit”), then upon Escrow Agent’s receipt of the Cash Deposit, the Letter of Credit shall be returned to Buyer. Escrow Agent shall, no later than two (2) business days prior to the expiry date of the Letter of Credit, draw down the face amount thereof and hold the proceeds as the Deposit in accordance herewith.
3.    In the event that either party delivers a request for the Deposit to Escrow Agent after the Termination Date, Escrow Agent shall notify the other party of such request and, if Escrow Agent does not receive a notice from the other within seven (7) days after the Escrow Agent’s notice disputing the disbursement, Escrow Agent shall disburse the Deposit in accordance with the terms of the Purchase Contract. In the event that any party hereto timely delivers a notice to the other parties hereto disputing a disbursement request, Escrow Agent shall continue to hold such disputed funds until Escrow Agent shall receive a joint order from Buyer and Seller requesting such disbursement or Escrow Agent shall receive an order, judgment or decree of any court ordering disbursement. In the event that Escrow Agent complies with any orders, judgments or decrees issued or entered by any court, Escrow Agent shall not be liable to

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any of the parties hereto by reason of such compliance. In the absence of such a joint order or court order, Escrow Agent may do nothing or may commence an interpleader action as set forth in Section 4 below.
4.    Escrow Agent may pay the Deposit into a court of competent jurisdiction upon commencement by Escrow Agent of an interpleader action in such court. The costs and attorneys’ fees of Escrow Agent for such interpleader action shall be paid one-half by each of the parties.
5.    For purposes of this Agreement, notices sent by facsimile or personal delivery may be addressed as follows:

To Buyer:	RREEF America L.L.C. 222 S. Riverside Plaza, 26th Floor Chicago, IL 60606 Attention: Jeffrey S. Anderson Phone No.: (312) 537-9202 Fax No.: (312) 537-9346
with a copy to:	Alston & Bird LLP 1201 W. Peachtree Street Atlanta, GA 30309 Attention: James G. Farris, Jr. Phone No.: (404) 881-7896 Fax No.: (404) 881-7777
To Seller:	Flats at Carrs Hill, LP 3030 Hartley Road, Suite 310 Jacksonville, FL 32257 Attention: Will Morgan Phone No.: (904) 288-7810 Fax No.: (904) 260-9031
with a copy to:	Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. 150 West Flagler Street, Suite 2200 Miami, FL 33130 Attention: Terry M. Lovell, Esq. Phone No.: (305) 789-3308 Fax No.: (305) 789-2631
To Escrow Agent	Chicago Title Insurance Company 5565 Glenridge Connector, Suite 300 Atlanta, GA 30342 Attention: Andrew McGarry Phone No.: 770-850-9600 Fax No.:

6.    Escrow Agent shall not charge for its services hereunder. Escrow Agent shall not be required to advance its own funds for any purpose provided that any such advance, made at its

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option, shall be promptly reimbursed by the party for whom it is advanced, and such optional advance shall not be an admission of liability on the part of Escrow Agent.
7.    Escrow Agent shall have only such duties as are herein specifically provided and shall incur no liability whatsoever, except for willful misconduct or gross negligence so long as Escrow Agent has acted in good faith. Escrow Agent may consult with counsel and shall be fully protected in any action taken in good faith in accordance with such advice. Escrow Agent shall be fully protected in acting in accordance with any written instrument given to it hereunder and believed by it to have been signed by any proper party. In case of any suit or proceeding regarding this Escrow, to which the Escrow Agent is or may be at any time a party, it shall have a lien on the contents hereof for any and all costs, attorney’s and solicitor’s fees whether such attorney(s) or solicitor(s) shall be regularly retained or specially employed, and other expenses which it may have incurred or become liable for on account hereof, and it shall be entitled to reimburse itself therefor out of the Deposit, and the undersigned jointly and severally agree to pay to the Escrow Agent upon demand all such costs, fees and expenses so incurred.
8.    Escrow Agent shall not be liable for any loss or damage resulting from the following:

( a )    The effect of the transaction underlying this Agreement including without limitation, any defect in the title to the real estate, any failure or delay in the surrender of possession of the property, the rights or obligations of any party in possession of the property, the financial status or insolvency of any other party, and/or any misrepresentation of fact made by any other party;

( b )    The default, error, act or failure to act by any other party to the escrow;

( c )    Any loss, loss of value or impairment of funds which have been deposited in escrow while those funds are in the course of collection or while those funds are on deposit in a depository institution if such loss or loss of value or impairment results from the failure, insolvency or suspension of a depository institution;

( d )    Any defects or conditions of title to any property that is the subject of this escrow provided, however, that this limitation of liability shall not affect the liability of Chicago Title Insurance Company under any title insurance policy which it has issued or may issue. NOTE:    No title insurance liability is created by this Agreement.

( e )    Escrow Agent’s compliance with any legal process including but not limited to, subpoena, writs, orders, judgments and decrees of any court whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

9.    This Agreement shall terminate upon the first to occur of (a) the disbursement by Escrow Agent of all of the Deposit; or (b) the joint written instructions of Buyer and Seller.

10.    Payment of the funds so held in escrow by the Escrow Agent, in accordance with the terms, conditions and provisions of this Agreement, shall fully and completely discharge and exonerate the Escrow Agent from any and all future liability or

4

obligations of any nature or character at law or equity to the parties hereto or under this Agreement.

11.    This Agreement shall be binding upon and inure to the benefit of the parties respective successors and assigns.

12.    This Agreement shall be governed by and construed in accordance with the laws of the state in which the Property is located.

13.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute but one and the same instrument.

14.    Time shall be of the essence of this Agreement and each and every term and condition hereof.

15.    In the event a dispute arises between Buyer and Seller under this Agreement, the losing party shall pay the attorney’s fees and court costs of the prevailing party.

5

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Dated: , 2015	BUYER: RREEF AMERICA L.L.C., a Delaware limited liability company By: Name: Title:

6

Dated: , 2015
SELLER:
FLATS AT CARRS HILL, LP,
a Florida limited partnership

By: Flats at Carrs Hill, LLC, a Florida limited
        liability company, its general partner

        By: JPR Partners, Inc., a Florida corporation,
                its manager

                By:
                Name:
                Title:

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Dated: ___________________, 2015	ESCROW AGENT: Chicago Title Insurance Company By: _____________________________ Name:___________________________ Title: ____________________________

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Schedule 5.1.2
SERVICE CONTRACTS

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Schedule 5.1.13
LIST OF PENDING EVICTION AND COLLECTION ACTIONS
None.

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Schedule 5.1.19
NAMES AND TRADEMARKS

1.	Flats at Carrs Hill

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Schedule 6.4.2.1
FORM OF DEED

UPON RECORDING RETURN TO: Alston & Bird LLP One Atlantic Center 1201 West Peachtree Street Atlanta, Georgia 30309‑3424 Attention: James G. Farris, Jr.

LIMITED WARRANTY DEED

STATE OF

COUNTY OF

THIS INDENTURE, made as of the _____ day __________, 2015, between FLATS AT CARRS HILL, LP, a Florida limited partnership (herein called “Grantor”), and                 ,             (herein called “Grantee”), whose mailing address is                                     .

WITNESSETH: That Grantor, for the sum of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee all that tract or parcel of land described on Exhibit A, attached hereto and made a part hereof.

TO HAVE AND TO HOLD the said bargained premises, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in any wise appertaining, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

This Deed and the warranty of title contained herein are made expressly subject to the list of permitted exceptions set forth on Exhibit B attached hereto and made a part hereof (collectively, the “Permitted Exceptions”).

Except as to any claims arising from or with respect to the Permitted Exceptions, Grantor will warrant and forever defend the right and title to the above described property unto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.

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(The words “Grantor” and “Grantee” include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.)
IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year first above written.

Signed, sealed and delivered in the presence of: Unofficial Witness Notary Public (NOTARY SEAL) My Commission Expires:
FLATS AT CARRS HILL, LP,
a Florida limited partnership

By: Flats at Carrs Hill, LLC, a Florida
        limited liability company, its general
        partner

         By: JPR Partners, Inc., a Florida
                 corporation, its manager

                 By:______________________
                 Name: ___________________
                 Title: ____________________

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EXHIBIT A

LEGAL DESCRIPTION

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EXHIBIT B

PERMITTED TITLE EXCEPTIONS

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Schedule 6.4.2.2

FORM OF NON-FOREIGN AFFIDAVIT

The undersigned deponent (the “Deponent”), having personally appeared before the undersigned notary public and first having been duly sworn according to law, deposes and says under oath as follows:

1.    Deponent is presently a __________ of Flats at Carrs Hill, LP, a Florida limited partnership (the “Seller”).

2.    In such capacity, the Deponent has personal knowledge of the facts sworn to in this affidavit and such facts are true and correct.

3.    The Seller is the owner of certain real estate, a description of which is set forth on Exhibit A attached hereto and made a part hereof, together with all fixtures, improvements, easements and appurtenances related thereto (collectively, the “Property”).

4.    Deponent understands that Section 1445 of the United States Internal Revenue Code of 1986 (as amended, the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a “foreign person” (as defined in the Code). For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform [PURCHASER NAME: ________________], [a ______________________] (the “Transferee”) that withholding of tax is not required upon the disposition of a U.S. real property interest by the Seller, Deponent hereby certifies the following:

(a)    The Seller is not a “non-resident alien” for purposes of United States income taxation or otherwise a “foreign person,” as defined in Section 1445 of the Code.

(b)    The Seller is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii) of the Income Tax Regulations issued under the Code.

(c)    The Seller’s United States taxpayer identification number is ______________________.

(d)    The address (and, if different, the mailing address) of the Seller is ____________________________.

(e)    The Seller owns 100% of the aforesaid Property.

(f)    Deponent is making this Affidavit pursuant to the provisions of Section 1445 of the Code in connection with the conveyance of the real property described on Exhibit A, attached hereto and incorporated herein by reference, by the Seller to

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Transferee, which conveyance constitutes the disposition by the Seller of a United States real property interest, for the purpose of establishing that Transferee is not required to withhold tax pursuant to Section 1445 of the Code in connection with such disposition.

(g)    Deponent acknowledges that this Affidavit may be disclosed to the Internal Revenue Service by Transferee, that this Affidavit is made under penalty of perjury, and that any false statement made herein could be punished by fine, imprisonment or both.

5.    Under penalty of perjury, I declare that I have examined the foregoing Affidavit and hereby certify that it is true, correct and complete and I further declare that I have the authority to make this affidavit and the certifications contained herein on behalf of the Seller.

Certified, sworn to and subscribed before me this ___ day of ____________, 20__. ________________________ Notary Public My Commission Expires: ________________________ (NOTARIAL SEAL)	Name:

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EXHIBIT A
LEGAL DESCRIPTION

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Schedule 6.4.2.5
FORM OF ASSIGNMENT AND ASSUMPTION OF LEASES
FOR VALUE RECEIVED, the undersigned, FLATS AT CARRS HILL, LP, a Florida limited partnership (“Assignor”), hereby assigns, transfers and sets over to                                      (“Assignee”), all interest of the undersigned in any and all leases (the “Leases”) demising and leasing any portion of the premises legally described on Exhibit A attached hereto, including but not limited to those listed on Exhibit B attached hereto, together with all rents payable under the Leases and all benefits and advantages to be derived therefrom to hold and receive them unto the Assignee, and together with all rights against guarantors, if any, of the obligations of the lessees under the Leases.
1.    Assignor hereby assumes full responsibility for all obligations and defaults of landlord under the Leases accrued to the date hereof, and full responsibility for any commissions owed in connection with any of the Leases. Assignor also agrees to indemnify, defend and hold Assignee harmless from any claims, liabilities or costs (including reasonable attorneys’ fees) arising from Assignor’s failure to perform said obligations.
2.    Assignee hereby assumes full responsibility for all obligations of landlord under the Leases accruing after the date hereof other than any leasing commissions or other costs incurred in connection with such Leases. Assignee also agrees to indemnify, defend and hold Assignor harmless from any claims, liabilities or costs (including reasonable attorneys’ fees) arising from Assignee’s failure to perform said obligations.
[Signatures on following page]

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IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the    day of              , 20  .

ASSIGNOR:

FLATS AT CARRS HILL, LP,
a Florida limited partnership

By: Flats at Carrs Hill, LLC, a Florida limited
         liability company, its general partner

         By: JPR Partners, Inc., a Florida
                 corporation, its manager

                 By:__________________________
                 Name: _______________________
                 Title: ________________________

ASSIGNEE: _____________________________________ By: _________________________________ Name: _______________________________ Title: ________________________________

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EXHIBIT A
LEGAL DESCRIPTION

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EXHIBIT B
LEASES

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Schedule 6.4.2.6
FORM OF ASSIGNMENT OF INTANGIBLE PROPERTY
THIS ASSIGNMENT (the “Assignment”), dated this    day of                      , 20  , by and among FLATS AT CARRS HILL, LP, a Florida limited partnership (“Assignor”), and                                            (“Assignee”).
WHEREAS, Assignee has this day purchased Assignor’s interest in the real property legally described on the attached Exhibit A (the “Property”); and
WHEREAS, the execution and delivery of this Assignment is a condition precedent to the purchase by the Assignee of the Property;
NOW, THEREFORE, in consideration of the purchase and sale of the Property, and for other good and valuable consideration, Assignor agrees as follows:
1.    Assignor hereby grants, transfers and assigns to Assignee all the right, title and interest of Assignor in and to the following:
(i)    to the extent such may be assigned, all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps or plats and entitlements issued, approved or granted by federal, state or municipal authorities or otherwise in connection with the Property and its renovation, construction, use, maintenance, repair, leasing and operation; and all licenses, consents, easements, rights of way and approvals required from private parties to make use of utilities, to insure pedestrian ingress and egress to the Property and to insure continued use of any vaults under public rights-of-way presently used in the operation of the Property.
(ii)    any trade style or trade name used in connection with the Property; and,
(iii)    all correspondence with the tenants under tenant leases, all booklets and manuals relating to the maintenance and operation of the Property.
The foregoing are collectively referred to herein as the “Intangibles”.
2.    Assignor hereby grants, transfers and assigns to Assignee all the right, title and interest of Assignor in and to the following (which shall include, but not be limited to, those contracts specifically listed on Exhibit B):
(i)    any and all service agreements, maintenance contracts, contracts for the purchase or delivery of labor, services, materials, goods, inventory or supplies, cleaning contracts, equipment rental agreements or leases, together with all supplements, amendments and modifications thereto, relating to the Property or Assignor; and,
(ii)    all presently effective and assignable warranties, guaranties, representations or covenants given to or made in favor of Assignor or Assignor’s affiliates

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in connection with the acquisition, development, construction, maintenance, repair, renovation or inspection of the Property.
Provided, however, that the contracts specifically listed on Exhibit C hereto shall be excluded from this Assignment. The foregoing are collectively referred to herein as the “Contracts”.
3.    Assignor agrees to assume full responsibility for all the obligations under the Intangibles and the Contracts accruing prior to the date hereof and Assignor agrees to indemnify and hold Assignee harmless from any claims, liabilities or costs arising from Assignor’s failure to perform said obligations.
4.    Assignee assumes full responsibility for all obligations accruing under the Intangibles and the Contracts from and after the date hereof and Assignee agrees to indemnify and hold Assignor and its predecessors in title harmless from all claims, liabilities or costs arising from Assignee’s failure to perform said obligations.
5.    EXCEPT AS SPECIFICALLY SET FORTH IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE BETWEEN ASSIGNOR AND ASSIGNEE’S PREDECESSOR IN INTEREST DATED SEPTEMBER __, 2015 (AS ASSIGNED TO ASSIGNEE, THE “PURCHASE AGREEMENT”), ASSIGNEE ACKNOWLEDGES THAT ASSIGNOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE CONDITION, OR ANY OTHER MATTER AFFECTING OR RELATED TO THE INTANGIBLES OR THE CONTRACTS, OR AS TO ANY MATTERS OF TITLE (OTHER THAN WARRANTIES OF TITLE AS PROVIDED AND LIMITED HEREIN). ASSIGNEE EXPRESSLY AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE INTANGIBLES AND CONTRACTS ARE CONVEYED “AS IS” AND “WITH ALL FAULTS,” AND EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, ASSIGNOR EXPRESSLY DISCLAIMS, AND ASSIGNEE ACKNOWLEDGES AND ACCEPTS THAT ASSIGNOR HAS DISCLAIMED, ANY AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTEES, OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED CONCERNING THE INTANGIBLES OR THE CONTRACTS, INCLUDING, WITHOUT LIMITATION, (i) THE VALUE, CONDITION, MERCHANTABILITY, HABITABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OF THE INTANGIBLES OR THE CONTRACTS, AND (ii) THE MANNER OF REPAIR, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF ANY SUCH INTANGIBLES OR THE CONTRACTS.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

ASSIGNOR:

FLATS AT CARRS HILL, LP,
a Florida limited partnership

By: Flats at Carrs Hill, LLC, a Florida limited
         liability company, its general partner

         By: JPR Partners, Inc., a Florida
                 corporation, its manager

                 By:__________________________
                 Name: _______________________
                 Title: ________________________

ASSIGNEE: _____________________________________ By: _________________________________ Name: _______________________________ Title: ________________________________

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EXHIBIT A
LEGAL DESCRIPTION

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EXHIBIT B
INCLUDED CONTRACTS

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EXHIBIT C
EXCLUDED CONTRACTS

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Schedule 6.4.2.9
FORM OF BILL OF SALE
Flats at Carrs Hill, LP (“Seller”), in consideration of Ten and No/100 Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby sells, transfers, assigns and sets over unto                       , (“Buyer”), all of its right, title and interest in and to any and all personal property, which personal property is owned by Seller and located on the real estate legally described on Exhibit A attached hereto (the “Personal Property”), including, without limitation, those items specifically described on Exhibit B attached hereto.
Seller hereby represents and warrants to Buyer that Seller is the absolute owner of the Personal Property free and clear of all liens, charges and encumbrances, and that Seller has full right, power and authority to sell the Personal Property and to make this Bill of Sale.
EXCEPT AS SPECIFICALLY SET FORTH IN THAT CERTAIN AGREEMENT OF PURCHASE AND SALE BETWEEN SELLER AND BUYER’S PREDECESSOR IN INTEREST DATED SEPTEMBER __, 2015 (AS ASSIGNED TO BUYER, THE “PURCHASE AGREEMENT”), BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS AS TO THE CONDITION, OR ANY OTHER MATTER AFFECTING OR RELATED TO THE PERSONAL PROPERTY, OR AS TO ANY MATTERS OF TITLE (OTHER THAN WARRANTIES OF TITLE AS PROVIDED AND LIMITED HEREIN). BUYER EXPRESSLY AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PERSONAL PROPERTY IS CONVEYED “AS IS” AND “WITH ALL FAULTS,” AND EXCEPT AS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT, SELLER EXPRESSLY DISCLAIMS, AND BUYER ACKNOWLEDGES AND ACCEPTS THAT SELLER HAS DISCLAIMED, ANY AND ALL REPRESENTATIONS, WARRANTIES OR GUARANTEES, OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED CONCERNING THE PERSONAL PROPERTY, INCLUDING, WITHOUT LIMITATION, (i) THE VALUE, CONDITION, MERCHANTABILITY, HABITABILITY, MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OF THE PERSONAL PROPERTY, AND (ii) THE MANNER OF REPAIR, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF ANY SUCH PERSONAL PROPERTY.
[Signature on Following Page]

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IN WITNESS WHEREOF, Seller has executed this Bill of Sale as of the      day of                      , 20__ .

SELLER:

FLATS AT CARRS HILL, LP,
a Florida limited partnership

By: Flats at Carrs Hill, LLC, a Florida limited
         liability company, its general partner

         By: JPR Partners, Inc., a Florida
                 corporation, its manager

                 By:__________________________
                 Name: _______________________
                 Title: ________________________

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EXHIBIT A
LEGAL DESCRIPTION

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EXHIBIT B
LISTED PERSONAL PROPERTY

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Schedule 6.4.2.11
FORM OF REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES
The undersigned hereby certifies to                                (“Buyer”), on and as of the date set forth below that all representations and warranties contained in that certain Agreement of Purchase and Sale (the “Agreement”), by and between Flats at Carrs Hill, LP, and Buyer’s predecessor in interest dated _____________ are true and correct in all material respects on and as of the date set forth below, as if re-made by Seller effective as of the date hereof.
IN WITNESS WHEREOF, the undersigned have executed this Certificate as of this    day of                   , 20__.

SELLER:

FLATS AT CARRS HILL, LP,
a Florida limited partnership

By: Flats at Carrs Hill, LLC, a Florida limited
         liability company, its general partner

         By: JPR Partners, Inc., a Florida
                 corporation, its manager

                 By:__________________________
                 Name: _______________________
                 Title: ________________________

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Schedule 6.4.2.15

FORM OF AFFIDAVITS REGARDING BROKERS

STATE OF ________

COUNTY OF _______

BROKER’S LIEN WAIVER AND ACKNOWLEDGMENT OF PAYMENT

WHEREAS, the undersigned, ________________________ (the “Broker”), has a written contract for licensed brokerage services regarding the real property (the “Property”) described on Exhibit A attached hereto and by reference made part hereof; and

WHEREAS, Flats at Carrs Hill, LP (the “Seller”) has contracted to sell the Property to ______________ (the “Buyer”) and Seller and Buyer desire to close the sale of the Property;

NOW, THEREFORE, for and in consideration of the sum of One Dollar ($1.00) in hand paid by Seller and Buyer to Broker, and other good and valuable considerations, the receipt and sufficiency whereof are hereby acknowledged, and in order to induce Buyer to purchase the Property, Broker does hereby for itself, its employees, agents, personal representatives, successors and assigns, agree as follows:

a.    Acknowledgment of Receipt. Broker hereby acknowledges receipt in full of all commissions, fees or other consideration due Broker in connection with the management, sale, leasing or other conveyance or transfer of any interest in the Property or otherwise for licensed brokerage services relating to the Property.

b.    Waiver. Broker does hereby waive, relinquish and release any and all rights, claims and liens which Broker may now or hereafter have in and to the Property, including, without limitation, any rights, claims and liens of Broker, or rights to file or have filed any liens, claims of lien, pursuant to Official Code of Georgia Annotated Sec. 44‑14‑600, et seq. on or against said Property on account of brokerage services furnished by Broker on or before the date hereof. In addition, Broker shall and does hereby indemnify and hold harmless Seller and Buyer from and against any such claim or lien which may be asserted by any agent, broker, or other intermediary by reason of any act or agreement of Broker.

c.    All Parties Paid. Broker does hereby certify, warrant and represent that any and all agents, cooperating brokers and other parties who have performed brokerage services for Broker in connection with the Property have been paid in full.

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d.    Authorization. Broker does hereby warrant and represent that the undersigned Broker (or the individual executing this instrument on behalf of Broker) has personal knowledge of the matters herein stated, and is authorized and fully qualified to execute this instrument as or on behalf of the Undersigned.

e.    Reliance. This instrument may be relied on by Seller, Buyer, any lender providing a mortgage loan secured by the Property, any title insurance company insuring title or mortgagee title to the Property or any other party having any interest in and to the Property or the purchase and sale referenced above, and is given to induce Buyer to purchase the Property free and clear of any rights, claims, and liens of Broker.

WITNESS the hand and seal of the Undersigned, as of __________ ____, 20__.

Signed, sealed, sworn to and subscribed before the undersigned unofficial witness and notary public:

Unofficial Witness

Notary Public

(NOTARY SEAL)

My Commission Expires:

(Attachment: Property Description)
______________________________ By: (SEAL) Name: Title:

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SELLER’S AFFIDAVIT REGARDING BROKERS

STATE OF __________

COUNTY OF ________

The undersigned deponent, ___________________________ (the “Deponent”), having personally appeared before the undersigned notary public and first having been duly sworn according to law, deposes and says under oath as follows:

1.    Deponent is presently a ____________ of Flats at Carrs Hill, LP, a Florida limited partnership (the “Seller”).

2.    In such capacity, the Deponent has personal knowledge of the facts sworn to in this affidavit and such facts are true and correct.

3.    The Seller is the owner of certain real estate, a description of which is set forth on Exhibit A to that certain Deed executed as of even date herewith from Seller in favor of ____________________________ (“Buyer”) and made a part hereof (the “Property”). Seller has agreed to sell the Property to Buyer.

4.    Except only for ____________________________, who is to be paid a commission upon closing of the sale of the Property in the amount set forth on the Closing Statement between Seller and Buyer of even date herewith, Seller has not entered into any written agreement with, or otherwise engaged the services of, any commercial real estate broker for the payment of a real estate commission or fee relating to the purchase, sale, management, leasing or other licensed services pertaining to Commercial Real Estate (as defined in O.C.G.A. § 44-14-601(3)), and Seller has received no notice of any lien for any such services. With respect to ____________________, the amount shown on the Closing Statement is payment in full satisfaction of all amounts owed to said broker or brokers. This Affidavit is given to induce a title insurance company to permit a policy or policies of title insurance to be issued without exception for any possible lien arising from the Commercial Real Estate Broker Lien Act (O.C.G.A. § 44-14-600 et seq.).

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5.    This affidavit is made to induce Buyer to purchase the Property for the purchase price of $______________________; to induce the title insurance company to issue its owner’s policy insuring Buyer in the amount of said purchase price; and to induce the attorney certifying title so to certify.

Certified, sworn to and subscribed before me this ___ day of ____________, 20__. ________________________ Notary Public My Commission Expires: ________________________ (NOTARIAL SEAL)	Name:____________________________

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Schedule 6.4.2.21

FORM OF AFFIDAVIT OF SELLER’S GAIN

___________________________ Seller’s Name	_________________________________ Seller’s Identification Number (SSN or FEI)
___________________________ ___________________________ ___________________________ Street Address	_______________________________ Spouse’s Identification Number (if jointly owned)
Instructions

The seller is required to execute this form or a similar document and present it to the buyer where the seller wishes to establish the gain to be recognized from a sale of real property, against which gain the withholding imposed by O.C.G.A. §48-7-128 is to be applied. In order to be subject to the withholding only upon the gain recognized, the seller must submit this affidavit with the withholding return and present a copy of this form to the buyer.

The seller is to complete this document by calculating the gain below and attaching documentation of the cost basis and selling expenses claimed. The documents and attachments are to be submitted to the Department of Revenue. A copy of this affidavit is to be presented to the buyer.

SALE PRICE:                 $_____________________________
LESS COST BASIS            <$____________________________>
LESS SELLING EXPENSES         <$____________________________>
$_____________________________
NET TAXABLE GAIN:         $_____________________________

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Under penalty of perjury, I swear that the above information is, to the best of my knowledge, and belief, true, correct, and complete.

______________________________ Seller’s signature (and Title, if applicable)	_______________________________ Date
Sworn to and subscribed before me this _____ day of _____________, 20___ ______________________________ Notary Public My commission expires_____________

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Schedule 6.4.2.22

FORM OF REPRESENTATION LETTER

KPMG LLP
303 E. Wacker Drive
Chicago, IL 60601

XXXX XX, 20XX

Ladies and Gentlemen:

We are providing this letter in connection with your audit of the Historical Summary of Gross Income and Direct Operating Expenses (“Historical Summary”) of _____________________________________ (the “Property”) for the year ended December 31, 201X for the purpose of expressing an opinion as to whether the Historical Summary presents fairly, in all material respects, the gross income and direct operating expenses in conformity with the cash method of accounting.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material, regardless of size, if they involve an omission or misstatement of accounting information that, in the light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement.

Ambling Management Company provides property management services for the property. Their duties include maintaining all accounting records and furnishing monthly financial reports for the property and retaining all such records for a period of five years.

We confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

1.    We have made available to you the financial records of the Property and related data (collectively, “Financial Information”) which we are required to deliver to ____________________________ (“Purchaser”) pursuant to that certain Agreement of Purchase and Sale (“Agreement”) for the Property dated __________, 201__, by and between the undersigned, as seller (“Seller”), and Purchaser, as purchaser (as amended and assigned).

2.    The Financial Information is true, accurate, correct and complete in all material respects.

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3.    We acknowledge our responsibility for the design and implementation of programs and controls to prevent, deter and detect fraud. We understand that the term “fraud” includes misstatements arising from fraudulent financial reporting and misstatements arising from misappropriation of assets.

4.    We have no knowledge of any fraud or suspected fraud affecting the undersigned involving:

a.    Management, or

b.    Employees who have significant roles in internal control over financial reporting.

5.    We have no knowledge of any allegations of fraud or suspected fraud affecting the Seller received in communications from employees or former employees.

6.    We have no knowledge of any officer or director of the Seller, or any other person acting under the direction thereof, having taken any action to fraudulently influence, coerce, manipulate or mislead you during your audit of the Property.

7.    To the best of our knowledge, the Seller has complied with all aspects of contractual agreements that would have a material effect on the Financial Information in the event of noncompliance.

8.    All income from operating leases is included as gross income in the Financial Information. No other forms of revenue are included in the Financial Information except as shown in the Financial Information.

Further, we confirm that we have made available to you the Financial Information as required in the Agreement for the year ended December 31, 20XX in conformity with the cash method of accounting.

Very truly yours,

_______________________, a__________________________ By: Name: _____________________ Title: _____________________

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Schedule 6.10.13

“KNOW YOUR CUSTOMER” FORM

Counterparty Identification Form
In order to comply with German Money Laundering Act (Section 3 Part no. 2), which applies on an extraterritorial basis, all Deutsche Bank entities, their subsidiaries and affiliates are required to identify and maintain records of their transactional and/or contractual counterparties and the ownership structure of the funds or assets which are subject to the transaction.
In the Americas, please email your completed form to: DeAMCounterparty.DueDiligenceRequests@db.com

A.	Counterparty Information
Legal Name:
Legal Address:    _________________________________________________________________________
_________________________________________________________________________
Identification Type:_________________________________________________________________________
Identification #:    _________________________________________________________________________

Industry:	ð Financial Services ð Investment Advisory ð Real Estate Management
ð Other: ___________________________________________________________________
Please provide documents of identification for the entity listed above when returning this form.

B.	Counterparty Ownership and Control Information
Please respond to the question below regarding the ownership and control structure of the counterparty.

1)	Does any natural person own/control 25% or more of the counterparty?
ð Yes        ð No
If Yes, please provide information below regarding each control person and/or beneficial owner that holds/controls 25% or more if the counterparty:

#	Full Name	Date of Birth	Full Address	Nationality	Ownership %

Please provide documents of identification for the entity listed above when returning this form.

C.	Transaction Information
In what capacity does the counterparty act?
ð Proprietary                 ð Discretionary                     ð Non-Discretionary
If not Proprietary, please identify the entity for which the counterparty acts:
Legal Name:     _________________________________________________________________________
Legal Address:    _________________________________________________________________________
_________________________________________________________________________
Please provide documents of identification for the entity listed above when returning this form.

D.	Transaction Investor and Ownership Information
Please respond to the questions below regarding the ownership structure of the funds or assets which are subject to the transaction.

1)	Does any investor or beneficial owner own/control 25% or more transaction assets?
ð Yes        ð No
If Yes, please provide information below regarding each investor and/or beneficial owner that holds/controls 25% or more if the transactional assets:

#	Full Name	Date of Birth	Full Address	Nationality	Ownership %

Please provide documents of identification for the entity listed above when returning this form.

On behalf of the counterparty, the authorized signatory confirms that the above information is complete and accurate.
Subject to any legal restrictions, we further confirm that in the event of an enquiry from law enforcement agencies or regulators, copies of the relevant investor or beneficial owner details will be made available to Deutsche Bank, or the regulatory body making the inquiry.
Signed: ______________________________________________________________________ Date: ___/___/_____
Name: ____________________________________________________________________________________________
Position: __________________________________________________________________________________________
Contact Details: ____________________________________________________________________________________

This section is for DB internal use only.
Add applicable comments or notes:
___________________________________________________________________________________________________
___________________________________________________________________________________________________
DB Employee Name: ________________________________ Phone Number: __________________________________